EX-10.3
                           CONSULTING AGREEMENT

                           CONSULTING AGREEMENT

THIS AGREEMENT is made as of July 3, 2006 between:

Andain Inc., a Nevada corporation, having its principal executive office at 5190 Neil Road, Suite 430 Reno, 89504 (hereinafter referred to as the "Andain"); and Pangea Investments GmbH a Swiss corporation, having its principal executive office at Churerstrasse 160a, CH-8808 Pfaffikon / SZ (hereinafter referred to as "Pangea").

In the event of a conflict in the provisions of any attachments hereto and the provisions set forth in this Agreement, the provisions of such attachments shall govern.

     1.  Services.

Pangea agrees to perform for Andain the services described in the Scope of Services section in Exhibit A, attached hereto and incorporated herein by reference, and executed by both Andain and Pangea. Such services are hereinafter referred to as "Services." Andain agrees that Pangea shall have ready access to Andain's staff and resources as necessary to perform the Pangea's services provided for by this contract.

     2.  Rate of Payment for Services.

Andain agrees to pay Pangea for Services in accordance with the schedule contained in Exhibit B attached hereto and incorporated herein by reference, and executed by both Andain and Pangea.

     3.  Expenses.

Pangea shall receive monthly payment, as described in Exhibit B, for office and incidental expenses incurred by Pangea in connection with providing the Services hereunder, including, but not limited to local transportation, telecommunications, Internet connectivity, and office supplies. In addition, Pangea shall be reimbursed for one-time out of pocket expenses, including, but not limited to travel costs, office equipment, hardware and software expenditures, actually and properly incurred by Pangea in connection with providing the Services hereunder, except that such one-time expenses must be approved in advance by Andain. Pangea shall furnish statements and invoices for all such one-time out of pocket expenses.

     4.  Invoicing.

Andain shall pay the amounts agreed to herein upon receipt of invoices for services and/or monthly office and incidental expenses, according to the schedule in Exhibit B, or invoices for one-time out of pocket expenses, the latter accompanied by expense reports and/or receipts, which shall be sent by Pangea, and Andain shall pay the amount of such invoices to Pangea. Pangea may send invoices to Andain by post, facsimile, or by other electronic means. It is agreed that invoices are immediately due and payable upon receipt, to the order and in the manner indicated by Pangea.

     5.  Confidential Information.

Each party hereto ("Such Party") shall hold in trust for the other party hereto ("Such Other Party"), and shall not disclose to any non-party to the Agreement, any confidential information of such Other Party. Confidential information is information which relates to Such Other Party's research, development, trade secrets or business affairs, but does not include information which is generally known or easily ascertainable by non-parties of ordinary skill in computer systems design and programming.

Pangea hereby acknowledges that during the performance of this contract, Pangea may learn or receive confidential Andain information and therefore Pangea hereby confirms that all such information relating to Andain's business will be kept confidential by Pangea, except to the extent that such information is required to be divulged to Pangea's staff or associates in order to enable Pangea to perform Pangea's contract obligation.

     6.  Staff.

Andain is hereby contracting with Pangea for the Services described on Exhibit A and Pangea reserves the right to determine the method, manner and mean by which the services will be performed as long Pangea provides a satisfactory Service to Andain. Pangea is not required to perform the services during a fixed hourly or daily time and should any of the services be performed at the Andain's premises, then Pangea's time spent at the premises is to be at the discretion of the Pangea; subject to the Andain's normal business hours and security requirements. Pangea hereby confirms to Andain that Andain will not be required to furnish or provide any training to Pangea to enable Pangea to perform services required hereunder. The services shall be performed by Pangea or Pangea's staff, and Andain shall not be required to hire, supervise or pay any assistants to help Pangea who performs the services under this agreement. Pangea shall take appropriate measures to insure that Pangea's staff is competent and that they do not breach Section 5 hereof. The order or sequence in which the work is to be performed shall be under the control of Pangea. The Pangea will devote the appropriate amount of his time, and commit the appropriate amount of his staff's time, that is necessary in order to perform the services required hereunder. It is agreed and acknowledged that Pangea may provide services to other entities, provided that Pangea shall at no time while this Agreement remains in force provide ongoing consulting services to any competitor other than an affiliate of Andain.

Each of the parties hereto agrees that, while performing Services under this Agreement, and for a period of Six (6) months following the termination of this Agreement, neither party will, except with the other party's written approval, solicit or offer employment to the other party's employees or staff engaged in any efforts under this Agreement.

     7.  Taxes.

Any and all taxes, except income taxes, imposed or assessed by reason of this contract or its performance, including but not limited to sales or use taxes, shall be paid by Andain.

     8.  Use of Work Product.

Except as specifically set forth in writing and signed by Andain and Pangea, Andain shall have all copyright and patent rights with respect to all materials developed under this contract, and exclusive rights to use and employ such materials within Andain's business or otherwise.

     9.  Additional Conditions.

The parties shall sign such further documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

     10.  Representatives.

Ralph W. Marthaller shall represent Pangea and Sam Shlomo Elimelech will represent Andain, during the performance of this contract with respect to the services and deliverables as defined herein and has authority to execute written modifications or additions to this contract as defined in Section 17.

     11.  Limited Warranty; Liability.

Pangea warrants to Andain that the material, analysis and services to be delivered or rendered hereunder, will be of the kind and quality designated and will be performed by qualified personnel. Pangea makes no other warranties, whether written, oral or implied, including without limitation, warranty of fitness for purpose or merchantability. In no event shall Pangea be liable for special or consequential damages, either in contract or tort, whether or not the possibility of such damages has been disclosed to Pangea in advance or could have been reasonably foreseen by Pangea, and in the event this limitation of damages is held unenforceable then the parties agree that by reason of the difficulty in foreseeing possible damages all liability to Andain shall be limited to One Hundred Dollars ($100.00) as liquidated damages and not as a penalty. Andain agrees to indemnify Pangea for any and all liabilities or loss to third parties arising in any way out of the performance of the Services rendered hereunder.

     12.  Indemnification.

Andain agrees to indemnify Pangea in accordance with Exhibit C attached.

     13.  Complete Agreement.

This agreement contains the entire agreement between the parties hereto with respect to the matters covered herein. No other agreements, representations, warranties or other matters, oral or written, purportedly agreed to or represented by or on behalf of Pangea by any of its employees or agents, or contained in any sales materials or brochures, shall be deemed to bind the parties hereto with respect to the subject matter hereof. Andain acknowledges that it is entering into this Agreement solely on the basis of the representations contained herein.

     14.  Scope of Agreement.

If the scope of any of the provisions of the Agreement is too broad in any respect whatsoever to permit enforcement to its full extent, then such provisions shall be enforced to the maximum extent permitted by law, and the parties hereto consent and agree that such scope may be judicially modified accordingly and that the whole of such provisions of this Agreement shall not thereby fail, but that the scope of such provisions shall be curtailed only to the extent necessary to conform to law.

     15.  Severability.

If any Section or any portion of any Section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever, that unenforceability or invalidity shall not affect the enforceability or validity of the remainder of this Agreement, and such unenforceable or invalid Section or portion thereof shall be severed from the remainder of this Agreement.

     16.  Applicable Law.

Pangea shall comply with all applicable laws in performing Services but shall be held harmless for violation of any governmental procurement regulation to which it may be subject but to which reference is not made in Exhibit A. This Agreement shall be construed in accordance with the laws of the Country, state or province indicated by Pangea's address.

     17.  Disputes.

Any disputes that arise between the parties with respect to the performance of this contract shall be submitted to binding arbitration, and the parties hereby agree to share equally in the costs of said arbitration.

The final arbitration decision shall be enforceable through the courts of the Country, state or province of Pangea's address. In the event that this arbitration provision is held unenforceable by any court of competent jurisdiction, then this contract shall be as binding and enforceable as if this section 8 were not a part hereof.

     18.  Additional Work.

After receipt of an order which adds to the Services, Pangea may, at its discretion, take reasonable action and expend reasonable amounts of time and money based on such order. Andain agrees to pay Pangea for such action and expenditure at such rate as shall then be mutually agreed upon by Andain and Pangea.

     19.  Duration.

The contract will remain in force for a term of four years from the date first written above. Either party may terminate this Agreement with 90 days written notice; otherwise In lieu of such written notice, Andain may terminate this Agreement by paying Pangea a fee equivalent to three full months based on the average of the last three monthly totals of services as defined in Exhibit B or any substitute which has fully replaced Exhibit B, and 1,000,000 freely traded unrestricted shares of Andain for each year of services commencing August 1, 2004, provided up to a maximum of 3,000,000 shares.

     20.  Assignment.

This Agreement may not be assigned by either party without the prior written consent of the other party. Except for the prohibition on assignment contained in the preceding sentence, this Agreement shall be binding upon and inure to the benefits of the heirs, successors and assigns of the parties hereto.

     21.  Transmission by Facsimile.

The parties agree that this Agreement may be transmitted by facsimile or by other electronic means and that the reproduction of signatures by facsimile or other electronic means will be treated as binding as if originals, and each party undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

     22.  Notices.

(i). Notices to Andain should be sent to:

5190 Neil Road, Suite 430, Reno, Nevada 89504

(ii). Notices to Pangea should be sent to:

Churerstrasse 160a, CH-8808 Pf,ffikon / SZ, Switzerland

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

                                       ANDAIN INC.


                                       By: /s/  Sam Elimelech
                                       Sam Elimelech, President


                                       PANGEA INVESTMENTS GMBH


                                       By: /s/  Ralph W. Marthaler
                                       Ralph W. Marthaler, President


                                  Exhibit A

                               Scope of Services


     The Services to be rendered by Pangea to Andain include all services generally performed by Pangea in the areas of company foundation, and equity growth, which may include, but are not limited to:

     - Formation of Andain.
     - Registration as public reporting company
     - Operating directors.

                                       ANDAIN INC.


                                       By: /s/  Sam Elimelech
                                       Sam Elimelech, President


                                       PANGEA INVESTMENTS GMBH


                                       By: /s/  Ralph W. Marthaler
                                       Ralph W. Marthaler, President


                                  Exhibit B

                              Schedule of Payment

     In consideration for the Services rendered, as described in Exhibit A, and the extent of the those Services, as mutually agreed upon by Andain and Pangea, Andain shall pay to Pangea 100% of all payments described in this Schedule by the 5th of each month, monthly in arrears:


For the period from                        2,000,000 Andain common stock shares
August 1, 2004 to                          US $5,000
December 31, 2005
Monthly Management Fee per person

Expenses as defined in Section 3           Full Reimbursement
Quarterly Bonus - to be delivered          50,000 unrestricted shares per
on the first business day of each          person.
quarter, quarterly in arrears

                                       ANDAIN INC.


                                       By: /s/  Sam Elimelech
                                       Sam Elimelech, President


                                       PANGEA INVESTMENTS GMBH


                                       By: /s/  Ralph W. Marthaler
                                       Ralph W. Marthaler, President


                                  Exhibit C

Andain Inc. (the "Indemnitor") hereby agrees to indemnify and hold Pangea Investments GmbH and/or any of its affiliates (hereinafter referred to as the "Pangea") and each of the directors, officers, employees and partners of Pangea (hereinafter referred to as the "Personnel") harmless from and against any and all expenses, losses (other than loss of profits), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any claim that may be made against Pangea and/or the Personnel, to which Pangea and/or the Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon: (i) any error, omission or misrepresentation contained in any information provided by or on behalf of the Company; or (ii) any representation or warranty given by the Company in the subscription agreement (the "Subscription Agreement") to be executed and delivered by a subscriber in connection with the Financing being false or incorrect; or (iii) any breach of covenant or obligation of the Company; provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(1) Pangea or the Personnel have been negligent or dishonest or have committed any fraudulent act in the course of such performance; or

(2)  Pangea has breached any material provision of this agreement;
and

(3) the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence, dishonesty or fraud referred to in (1) or the breach of any material provision of this Letter Agreement referred to in (2).

If for any reason (other than the occurrence of any of the events itemized in (1) to (3) above), the foregoing indemnification is unavailable to Pangea or insufficient to hold it harmless, then the Indemnitor shall contribute to the amount paid or payable by Pangea as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and Pangea on the other hand but also the relative fault of the Indemnitor and Pangea, as well as any relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the amount paid or payable by Pangea as a result of such expense, loss, claim, damage or liability any excess of such amount over the amount of the fees received by Pangea hereunder pursuant to the agreement to which this is attached.

The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or Pangea and/or the Personnel or any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Indemnitor and/or Pangea and/or any Personnel or if any Personnel shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by Pangea, Pangea shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse Pangea for time spent by the Personnel in connection therewith) and out of pocket expenses incurred by Pangea or the Personnel in connection therewith shall be paid by the Indemnitor as they occur. Promptly after receipt of notice of the commencement of any legal proceeding against Pangea or any of the Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, Pangea will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed.

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, Pangea and any of the Personnel. The parties agree that Pangea holds all rights of the Personnel in trust for the Personnel. The foregoing provisions shall survive the completion of professional services rendered under the agreement to which this is attached or any termination of the authorization given by the agreement to which this is attached.